UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 3, 2007

Rexahn Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50590	11-3516358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9620 Medical Center Drive, Rockville, Maryland          20850
(Address of principal executive offices)                           (ZIP Code)

Registrant’s telephone number, including area code:  (240) 268-5300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

Effective as of September 12, 2007, Rexahn Pharmaceuticals, Inc. (the "Company") and Tae Heum Jeong, the Company’s Chief Financial Officer, entered into an Employment Agreement (the "CFO Employment Agreement"), which Mr. Jeong executed on October 3, 2007. A copy of the CFO Employment Agreement is filed herewith as Exhibit 10 and incorporated herein by reference, and qualifies the following summary of the CFO Employment Agreement in its entirety.

The CFO Employment Agreement provides that Mr. Jeong will serve as Chief Financial Officer of the Company until September 12, 2009, unless Mr. Jeong's employment is sooner terminated due to his death or by either party as further described below. If Mr. Jeong's employment continues beyond September 12, 2009, such employment will become "at-will," unless the Board and Mr. Jeong agree to an extension of the CFO Employment Agreement in a writing.

In exchange for his services, in addition to reimbursement for all reasonable and properly-documented business-related expenses incurred by him in connection with his services, Mr. Jeong will be paid an annual base salary of $160,000, which will be subject to periodic review, and may be increased at the Board's sole discretion. During his employment, Mr. Jeong will be eligible to receive an annual cash bonus, as determined by the Chief Executive Officer of the Company (the "CEO") in his sole discretion, in the amount that will not exceed 50% of his annual base salary. In order to receive such cash bonus, Mr. Jeong must be actively employed by the Company on the date on which such cash bonus is paid to him, which must be within 60 days after the date the CEO determines to award such cash bonus. Mr. Jeong, during his employment, will also be eligible to receive awards of options to purchase shares of the Company's stock, to be awarded in the Board's sole discretion and in accordance with the terms of the Company’s Stock Option Plan (the “Plan”). In addition, Mr. Jeong will be eligible for an additional bonus in the form of cash and/or stock that may be awarded in the Board's sole discretion.

The CFO Employment Agreement terminates immediately upon Mr. Jeong's death, or if Mr. Jeong incurs a "Disability" (as defined in the CFO Employment Agreement) and the Board, in its sole discretion, decides to terminate the CFO Employment Agreement therefor upon written notice to Mr. Jeong. The Board may terminate Mr. Jeong's employment with or without "Cause" (as defined in the CFO Employment Agreement) upon written notice which must be provided at least 30 days prior to the termination date if the Board terminates Mr. Jeong's employment without Cause (and not as a result of a Disability). During such 30-day notice period, the Board has the right to withdraw any and all duties and responsibilities from Mr. Jeong, and to exclude Mr. Jeong from the Company's premises. Mr. Jeong may terminate his employment with the Company upon 30 days' advance written notice to the Board.

If Mr. Jeong's employment is terminated due to his death or Disability, by the Board with Cause or by Mr. Jeong himself, the Company will pay to Mr. Jeong, within 30 days of his termination date, his then current base salary through the termination date and his then current base salary for any accrued but unused vacation days as of the termination date.

If the Company terminates Mr. Jeong's employment without Cause (and not as a result of a Disability and not within the one-year period immediately following a "Change of Control" (as defined in the Plan)), the Company will pay to Mr. Jeong (1) his then current base salary through the termination date within 30 days of such termination date, (2) his then current base salary for any accrued but unused vacation days as of the termination date within 30 days of such termination date, (3) a pro-rata portion of Mr. Jeong's bonus for fiscal year in which the termination occurs, within 30 days of such termination date, assuming that Mr. Jeong would have received a bonus for that fiscal year equaling 50% of his then current base salary, (4) an amount equaling his then current base salary for a period of 6 months within 60 days of such termination date, and (5) continued coverage under the Company's health insurance plan for 18 months if he timely elects to continue such coverage under applicable federal law. The Company's obligations described in the preceding sentence are subject to the following conditions: (i) in the case of the Company's obligations under clauses (4) and (5), reimbursement by Mr. Jeong and reduction by any compensation or benefits actually earned or received by Mr. Jeong as an employee of or consultant to any other entity during the six-month period following the termination, and the requirement that Mr. Jeong, in good faith, seek other employment in a comparable position and otherwise mitigate the Company's obligations; and (ii) in the case of the Company's obligations under clauses (3), (4) and (5), Mr. Jeong's execution of a customary general release in a form satisfactory to the Company.

If Mr. Jeong's employment is terminated by the Board without Cause (and not as a result of death or a Disability) with such termination date falling within the one-year period immediately following a Change of Control, the Company will pay to Mr. Jeong the termination compensation and benefits subject to the conditions as described in clauses (1), (2), (3) and (5) of the first sentence of the preceding paragraph. In addition, the Company will pay to Mr. Jeong an amount equaling his then current base salary for a period of one year, within 60 days of such termination date, subject to reimbursement by Mr. Jeong and reduction by any compensation or benefits actually earned or received by Mr. Jeong as an employee of or consultant to any other entity during the one-year period following the termination date, whichever is applicable, the requirement that Mr. Jeong, in good faith, seek other employment in a comparable position and otherwise mitigate the Company's obligations and Mr. Jeong's execution of a customary release in a form satisfactory to the Company.

Mr. Jeong is restricted from soliciting employees or customers of the Company during and for 12 months after the employment period.

To the extent that any amount payable to Mr. Jeong described above constitutes an amount payable under a "nonqualified deferred compensation plan," as defined in Section 409A, following a "separation from service," as defined in Section 409A, such payment will not be made until the date that is six months following Mr. Jeong's "separation from service," but only if Mr. Jeong is then deemed to be a "specified employee" under Section 409A.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in Item 1.01 is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Description

10	Employment Agreement effective as of September 12, 2007 between Rexahn Pharmaceuticals, Inc. and Tae Heum Jeong

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REXAHN PHARMACEUTICALS, INC.

By:	/s/ Chang H. Ahn
Chang H. Ahn
Chairman and Chief Executive Officer

Date:        October 9, 2007

EXHIBIT INDEX

Exhibit Number	Description

10	Employment Agreement effective as of September 12, 2007 between Rexahn Pharmaceuticals, Inc. and Tae Heum Jeong